
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Resort
Income Investors, Inc.'s December 31, 1995 interim financial statements and is qualified in its entirety by reference to such financial statements.

The captions below are specified in Exhibit 27, and contemplate that the entity is a going concern. As discussed in Note 1 to the Company's unaudited financial statements, the Company is in the process of liquidation as of December 31, 1995. The amounts above are presented with the caption that, in management's judgment, most closely correlates to respective financial statement captions used in the Company's unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                         846,768
<SECURITIES>                                   805,834
<RECEIVABLES>                               36,559,875
<ALLOWANCES>                                24,467,000
<INVENTORY>                                          0
<CURRENT-ASSETS>                            13,745,477
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              13,745,477
<CURRENT-LIABILITIES>                          687,793
<BONDS>                                              0
<COMMON>                                    13,057,684
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                13,745,477
<SALES>                                              0
<TOTAL-REVENUES>                             1,723,711
<CGS>                                                0
<TOTAL-COSTS>                               28,368,737
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                          (25,745,356)
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                           (26,645,026)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                              (26,645,026)
<EPS-PRIMARY>                                   (6.41)
<EPS-DILUTED>                                   (6.41)

